                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ---------------------------------

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             NASH FINCH COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                            7600 FRANCE AVENUE SOUTH
                             EDINA, MINNESOTA 55435

                            ------------------------

                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                         LUTHERAN BROTHERHOOD BUILDING
                625 FOURTH AVENUE SOUTH, MINNEAPOLIS, MINNESOTA
                                  MAY 11, 1999

                            ------------------------

    The 1999 Annual Meeting of Stockholders of Nash Finch Company will be held on Tuesday, May 11, 1999, at 10:00 a.m., local time, at the address shown above for the following purposes:

    1.  To elect four directors to serve for three-year terms;

    2. To consider and act upon a proposal to adopt the 1999 Employee Stock Purchase Plan; and

    3. To transact such other business as may properly come before the meeting, including, if introduced at the meeting, considering and acting upon stockholder proposals concerning: (a) annual election of directors ("Stockholder Proposal No. 1"); and (b) sale of Nash Finch to the highest bidder ("Stockholder Proposal No. 2").

    Only stockholders of record as of the close of business on March 22, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof.

    TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A POSTAGE PAID ENVELOPE HAS BEEN ENCLOSED FOR YOUR CONVENIENCE.

                                          By Order Of The Board of Directors

                                          Norman R. Soland
                                          Sr. Vice President, Secretary
                                            and General Counsel

Edina, Minnesota
April 9, 1999

                                     [LOGO]

                            7600 FRANCE AVENUE SOUTH
                             EDINA, MINNESOTA 55435
                          TELEPHONE NO. (612) 832-0534

                            ------------------------

                                PROXY STATEMENT
             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 11, 1999

                            ------------------------

                                  INTRODUCTION

    The Board of Directors of Nash Finch Company ("Nash Finch") solicits your proxy for use at the Annual Meeting of Stockholders to be held on May 11, 1999 (the "Annual Meeting"), and any adjournment or adjournments thereof. A proxy card is enclosed. Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted in accordance with the instructions given in such proxy. Any stockholder who executes and delivers the proxy may revoke it at any time prior to its use by either (i) giving notice in writing to the Secretary of Nash Finch, (ii) filing a revoking instrument or a duly executed proxy bearing a later date with the Secretary of Nash Finch, or (iii) attending the Annual Meeting and voting said stock in person. The execution by a stockholder of a later dated proxy will revoke all proxies previously executed by such stockholder. However, a stockholder who attends the Annual Meeting need not revoke his or her proxy and vote in person unless he or she wishes to do so. This proxy material is first being mailed to Nash Finch stockholders on or about April 9, 1999.

                              PURPOSES OF MEETING

    The following business will be conducted at the Annual Meeting:

    1.  The election of four directors to serve for three-year terms;

    2. Considering and acting upon a proposal to adopt the 1999 Employee Stock Purchase Plan; and

    3. Such other business as may properly come before the Annual Meeting, including, if introduced at the meeting, considering and acting upon stockholder proposals concerning: (a) annual election of directors ("Stockholder Proposal No. 1"); and (b) sale of Nash Finch to the highest bidder ("Stockholder Proposal No. 2").

                       OUTSTANDING SHARES; VOTING RIGHTS

    The close of business on Monday, March 22, 1999 has been fixed by the Board of Directors of Nash Finch as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. On March 22, 1999, Nash Finch had outstanding 11,341,887 shares of common stock, par value $1.66 2/3 per share ("Common Stock"), each such share entitling the holder thereof to one vote in person or by proxy. The holders of a majority of the total shares issued and outstanding (5,670,944 shares), whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

    Shares of Common Stock represented by properly executed proxies will be voted in accordance with the choices specified therein, and where no choice is specified, such shares will be voted (i) FOR the election of the four director nominees, (ii) FOR the adoption of the Nash Finch 1999 Employee Stock Purchase Plan, (iii) if such proposals are introduced at the Annual Meeting, AGAINST each of the stockholder proposals, and (iv) with respect to any other business which may properly come before the Annual Meeting or any adjournment or adjournments thereof, according to the best judgment of the proxies named on the enclosed proxy card.

    In general, shares of Common Stock represented by a properly signed and returned proxy will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy reflects votes withheld from director nominees (or is left blank) or reflects a "broker non-vote" on a particular matter (i.e., a proxy returned by a broker on behalf of its beneficial owner customer that is not voted on that particular matter because voting instructions have not been received and the broker has no discretionary authority to vote).

    Stockholders may vote for all nominees for director, or withhold authority to vote for all or certain nominees. Withheld shares will be treated as shares present and entitled to vote and will be counted as voted shares. In connection with the proposal to adopt the 1999 Employee Stock Purchase Plan and the two stockholder proposals, stockholders may vote for or against the proposals, or abstain. Abstentions will be treated as shares present and entitled to vote but not cast in favor of the proposal, thus having the same effect as votes against the proposal. Broker non-votes, as to a particular matter, will be treated as shares not entitled to vote, and thus will not be counted as voted shares. The election of directors, approval of the 1999 Employee Stock Purchase Plan and approval of each of the stockholder proposals requires the affirmative vote of a majority of the total shares present and entitled to vote on each such matter.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    Set forth in the following table is information pertaining to persons known to Nash Finch, as of March 1, 1999, to be the beneficial owners of more than five percent of the outstanding Common Stock.

NAME AND ADDRESS OF                                                                     PERCENT
THE BENEFICIAL OWNER                                                      AMOUNT       OF CLASS
--------------------------------------------------------------------  --------------  -----------
Franklin Resources, Inc.............................................
777 Mariners Island Blvd.
San Mateo, CA 94404                                                     1,129,800(a)       10.0%

------------------------

(a) Franklin Resources, Inc. reported in a Schedule 13G filed on February 2, 1999, that, as of December 31, 1998, it was the beneficial owner of and has sole investment power with respect to all of such shares, and sole voting power with respect to 1,024,000 shares. Franklin Resources, Inc. also reported that the filing was made in its capacity as a holding company of direct and indirect investment advisory subsidiaries. Such subsidiaries advise various open or closed-end investment companies or other managed accounts pursuant to advisory contracts. The advisory contracts grant to such subsidiaries all voting and investment power over the securities owned by the advisory clients, and as a result, such subsidiaries may be deemed as the beneficial owners of such shares. These clients have the right to receive dividends from and the proceeds of the sale of such securities.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table summarizes, as of March 1, 1999 unless otherwise indicated, (a) the beneficial ownership of Common Stock by each director, nominee and executive officer named in the Summary Compensation Table, and (b) the beneficial ownership of Common Stock by current directors and executive officers as a group.

                                                                                              TOTAL SHARES OF COMMON
                                                                                                STOCK BENEFICIALLY
                                                                                                  OWNED(A)(B)(C)
                                                                                              -----------------------
                                                    NUMBER OF   NUMBER OF      NUMBER OF                     PERCENT
NAME OF BENEFICIAL OWNER                            SHARES(A)   OPTIONS(B)   SHARE UNITS(C)      AMOUNT      OF CLASS
--------------------------------------------------  ---------   ----------   --------------   ------------   --------
Carole F. Bitter..................................     3,000(d)    1,500          3,270           7,770(d)        *
Richard A. Fisher.................................     3,500(e)    1,500          2,362           7,362(e)        *
Jerry L. Ford.....................................     4,000       1,000            812           5,812           *
Allister P. Graham................................     6,000       2,000          3,560          11,560           *
John H. Grunewald.................................     5,000(f)    2,000          3,402          10,402(f)        *
Richard G. Lareau.................................     6,225       2,000              0           8,225           *
Donald R. Miller..................................     4,566       2,000              0           6,566           *
Robert F. Nash....................................    97,650(g)    1,500          1,027         100,177(g)        *
Jerome O. Rodysill................................    26,015(h)    2,000            650          28,665(h)        *
William R. Voss...................................     2,043           0              0           2,043           *
Ron Marshall......................................    13,500(i)        0              0          13,500(i)        *
Alfred N. Flaten..................................    14,194(j)   55,693              0          69,887(j)        *
Norman R. Soland..................................    13,175(k)    6,605              0          19,780(k)        *
Charles A. Ramsbacher.............................     4,852       3,000              0           7,852           *
John R. Scherer...................................     3,567(l)    1,600              0           5,167(l)        *
Gerald D. Maurice.................................     8,521       5,182              0          13,703           *
All Directors and Executive Officers as a Group
  (22 persons)....................................   217,901(m)   46,737         15,085         279,723(m)     2.47%

------------------------

 *  Less than 1%.

(a) Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares.

(b) Represents shares of Common Stock that may be acquired upon exercise of options within 60 days of March 1, 1999 by the persons and group identified in this table.

(c) Share Units represent shares of Common Stock payable to non-employee directors upon termination of service on the Board under the 1997 Non-Employee Director Stock Compensation Plan.

(d) Includes 1,000 shares owned beneficially by a pension plan of Harold Friedman, Inc., as to which Dr. Bitter may be deemed to share voting and investment power as trustee, but as to which she disclaims any beneficial interest.

(e) Includes 500 shares owned beneficially by Mr. Fisher's wife as to which he may be deemed to share voting and investment power, but as to which he disclaims any beneficial interest.

(f) Includes 500 shares owned beneficially by a trust for which Mr. Grunewald's wife serves as a trustee. As a result, Mr. Grunewald may be deemed to share voting and investment power for such shares, but he disclaims any beneficial interest in such shares.

(g) Includes 28,082 shares owned beneficially by Mr. Nash's wife as to which he may be deemed to share voting and investment power, but as to which he disclaims any beneficial interest.

(h) Includes 12,860 shares held by a trust for the benefit of Mr. Rodysill's wife, of which Mr. Rodysill is a co-trustee with his son and as to which he shares voting and investment power.

(i) Includes 6,000 shares owned beneficially by Mr. Marshall's wife and children as to which he may be deemed to share voting and investment power, but as to which he disclaims any beneficial interest.

(j) Includes 3,975 shares that are owned beneficially by Mr. Flaten and his wife jointly and as to which he shares voting and investment power.

(k) Includes 5,371 shares that are owned beneficially by Mr. Soland and his wife jointly and as to which he shares voting and investment power.

(l) Includes 884 shares that are owned beneficially by Mr. Scherer and his wife jointly, as to which he may be deemed to share voting and investment power, and 140 shares owned beneficially by Mr. Scherer's children, as to which he disclaims any beneficial interest.

(m) Includes 64,969 shares as to which voting and investment power are shared or may be deemed to be shared. The group totals do not include the shares beneficially owned by Mr. Flaten since he is not a current executive officer of Nash Finch.

                             ELECTION OF DIRECTORS

NOMINATION

    The Restated Certificate of Incorporation and Bylaws of Nash Finch provide that the Board of Directors shall consist of not less than nine nor more than seventeen members, as determined from time to time by the Board of Directors, divided into three classes that are as nearly equal in size as possible. The term of each class of directors is three years, and the term of one class expires each year. The Board of Directors has determined that there will be eleven directors for the ensuing year.

    The terms of four current members of the Board of Directors will expire at the Annual Meeting. The terms of the remaining seven current members of the Board of Directors will expire as indicated below. The Board of Directors has nominated the four nominees listed below to serve as directors of Nash Finch for three-year terms, expiring at the 2002 Annual Meeting of Stockholders or until their successors are duly elected and qualified. All of the nominees currently serve as directors and have served continuously from the dates indicated below.

    The affirmative vote of a majority of the total shares represented in person or by proxy and entitled to vote is required for the election of the four nominees. It is the intention of the persons named in the enclosed form of proxy to vote such proxy for the election of the four nominees named in the proxy, unless otherwise directed by the stockholder. The Board of Directors recommends a vote FOR the election of each of the nominees. While the Board of Directors has no reason to believe that any of the persons named will not be available as a candidate, if such a situation arises, the proxy will be voted to elect such other persons as determined in the discretion of the proxies named on the enclosed proxy card. Proxies cannot be voted for a greater number of persons than the number of nominees named.

INFORMATION ABOUT DIRECTORS AND NOMINEES

NAME                                               AGE                  PRINCIPAL OCCUPATION               DIRECTOR SINCE
---------------------------------------------      ---      ---------------------------------------------  ---------------
NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 2002:

Carole F. Bitter.............................          53   President and Chief Executive Officer of               1993
                                                            Harold Friedman, Inc. (operator of retail
                                                            supermarkets)

Richard A. Fisher............................          69   Retired Vice President--Finance and Treasurer          1984
                                                            of Network Systems Corporation (manufacturer
                                                            of data communications systems)

John H. Grunewald............................          62   Retired Executive Vice President-- Finance             1992
                                                            and Administration of Polaris Industries,
                                                            Inc. (manufacturer of recreational equipment)

William R. Voss..............................          45   Chairman of the Board, President and Chief             1998
                                                            Executive Officer of Natural Nutrition Group,
                                                            Inc. (manufacturer of organic and natural
                                                            food products)

DIRECTORS NOT STANDING FOR ELECTION THIS YEAR WHOSE TERMS EXPIRE IN 2001:

Allister P. Graham...........................          63   Retired Chairman and Chief Executive Officer           1992
                                                            of The Oshawa Group Limited (food distributor
                                                            in Canada)

Richard G. Lareau............................          70   Partner, Oppenheimer Wolff & Donnelly LLP              1984
                                                            (law firm)

Ron Marshall.................................          45   President and Chief Executive Officer of Nash          1998
                                                            Finch

Jerome O. Rodysill...........................          70   Retired Senior Vice President of Nash Finch            1974

NAME                                               AGE                  PRINCIPAL OCCUPATION               DIRECTOR SINCE
---------------------------------------------      ---      ---------------------------------------------  ---------------
DIRECTORS NOT STANDING FOR ELECTION THIS YEAR WHOSE TERMS EXPIRE IN 2000:

Jerry L. Ford................................          58   Chief Development Officer of Jetways, Inc.             1997
                                                            (management of the ownership and operation of
                                                            business aircraft)

Donald R. Miller.............................          71   Management Consultant                                  1978

Robert F. Nash...............................          65   Retired Vice President and Treasurer of Nash           1968
                                                            Finch

OTHER INFORMATION ABOUT DIRECTORS AND NOMINEES

    Dr. Bitter has served as the President and Chief Executive Officer of Harold Friedman, Inc. since 1976.

    Mr. Fisher retired in December 1992 as Vice President--Finance and Treasurer of Network Systems Corporation.

    Mr. Ford became the Chief Development Officer of Jetways, Inc. on April 1, 1999. He served as a consultant to Jetways, Inc. from November 1, 1998 until March 31, 1999. He previously served as Executive Vice President and Chief Operating Officer for Comdisco Network Services, a division of Comdisco, Inc. from June 30, 1994 until April 15, 1998. Prior to June 30, 1994, he served as Executive Director and Chief Operating Officer of Lindquist & Vennum, a law firm. Prior to Lindquist & Vennum, he served in various management and officer positions with The Pillsbury Company and General Mills, Inc.

    Mr. Graham retired in September 1998 as the Chief Executive Officer of The Oshawa Group Limited, a food distributor in Canada, a position he held for more than five years. Mr. Graham also retired in February 1999 as the Chairman and a director of The Oshawa Group Limited. Mr. Graham also serves as a director of Dylex Limited (Canada).

    Mr. Grunewald retired in January 1997 as Executive Vice President, Finance and Administration of Polaris Industries, Inc., a position he had held since September 1993. Mr. Grunewald also serves as a director of Advantage Learning Systems, Inc. and John G. Kinnard & Co.

    Mr. Lareau has been a partner in the law firm of Oppenheimer Wolff & Donnelly LLP for over 30 years. Oppenheimer Wolff & Donnelly has provided and is expected to continue to provide legal services to the Company. Mr. Lareau also serves as a director of Ceridian Corporation, Merrill Corporation, Mesabi Trust, and Northern Technologies International Corporation.

    Mr. Marshall was elected as President and Chief Executive Officer as of June 1, 1998. Mr. Marshall previously served as Executive Vice President and Chief Financial Officer of Pathmark Stores, Inc. (a retail grocery store chain) from September 1994 to May 1998 and as Senior Vice President and Chief Financial Officer of Dart Group Corporation (a retailer of groceries, auto parts and books) from November 1991 to September 1994.

    Mr. Miller has served as Board Chair of Nash Finch since May 1995. He has been an independent management consultant for more than five years. Mr. Miller also serves as a director of Michael Anthony Jewelers, Inc. and 6810 Equities, Inc.

    Mr. Nash retired in January 1996 as Vice President and Treasurer of Nash Finch, a position he had held for more than five years.

    Mr. Rodysill retired in January 1994 as Senior Vice President, Store Development and Construction of Nash Finch.

    Mr. Voss has served as Chairman of the Board, President and Chief Executive Officer of Natural Nutrition Group, Inc. since August 1995. He previously served as President and Chief Executive Officer of McCain Foods from July 1993 to July 1995. Mr. Voss also serves as a director of Interphase Corporation.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Board of Directors currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. Donald R. Miller, as Board Chair, is a non-voting member of each of these committees.

    The Audit Committee reviews and monitors accounting policies and control procedures of Nash Finch, including recommending the engagement of independent public accountants and reviewing the scope of the audit. The current members of the Audit Committee are Jerry L. Ford, John H. Grunewald (Committee Chair), Jerome O. Rodysill and William R. Voss. The Audit Committee met six times during fiscal 1998.

    The Compensation Committee determines salaries and bonuses for executive officers, selects the officer and key employee participants and determines the compensation awards to be made to such participants under the Executive Incentive Bonus and Deferred Compensation Plan, and considers new executive compensation plans for recommendation to the Board of Directors. The Compensation Committee also administers the 1994 Stock Incentive Plan and the 1995 Director Stock Option Plan. If the plan is approved by the stockholders, the Compensation Committee will also administer the 1999 Employee Stock Purchase Plan. The current members of the Compensation Committee are Carole F. Bitter, Richard A. Fisher and Allister P. Graham (Committee Chair). The Compensation Committee met four times during fiscal 1998.

    The Nominating Committee considers and recommends to the Board of Directors the size of the Board, nominees who meet the criteria for Board membership, the procedures for identifying potential Board nominees, nominees for election as officers, and matters relating to director compensation. In addition, the Nominating Committee recommends to the Board of Directors nominees for appointment to Board committees as well as the functions, responsibilities and procedures for the various Board committees. The Nominating Committee also administers the 1997 Non-Employee Director Stock Compensation Plan. The current members of the Nominating Committee are Jerry L. Ford, Richard G. Lareau (Committee Chair) and Robert F. Nash. The Nominating Committee met five times during fiscal 1998. Stockholder recommendations for director nominees may be considered by the Nominating Committee, but there are no established procedures for submitting such recommendations to the Nominating Committee for consideration.

    During 1998, the Board of Directors held six (6) regularly scheduled meetings and two (2) special meetings. Except for Don E. Marsh, who resigned as a director in May 1998, all of the directors attended at least 75% of the aggregate of the number of meetings of the Board of Directors and of all standing committees on which they served, during the periods that each served as a director and committee member.

COMPENSATION OF DIRECTORS

    DIRECTORS' FEES. A director who is a full-time employee of Nash Finch receives no additional compensation for serving as a director. Directors who are not full-time employees of Nash Finch ("outside directors"), however, do receive compensation for serving as a director and are reimbursed for out-of-pocket traveling expenses incurred in attending Board and committee meetings.

    Effective January 1, 1999, each outside director is entitled to receive $1,500 for each Board meeting attended and $750 for each committee meeting attended. Each outside director is also entitled to receive a retainer of $1,500 per month for serving as a director, a retainer of $125 per month for serving as a member of a committee of the Board, and a retainer of $125 per month for serving as a Chair of a committee of the Board. In addition to the foregoing compensation, the Board Chair (if not a full-time employee of Nash Finch) is also entitled to receive an additional monthly retainer equal to two times the monthly retainer paid to outside members of the Board of Directors generally (i.e., $3,000). For 1998, the monthly retainer was $1,250 and the Board Chair received an additional $2,500 per month; all other fees were as stated above.

    1997 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN. The 1997 Non-Employee Director Stock Compensation Plan provides outside directors with (i) fifty percent (50%) of their annual retainer either in shares of Common Stock or credits to a phantom stock account, and (ii) the opportunity to defer the remainder of their director compensation through credits to a phantom stock account or an interest bearing cash account. Amounts deferred to the phantom stock account are payable only in shares of Common Stock; amounts deferred to the cash account are payable in cash. In each case, the amounts deferred are payable upon termination of service as a director.

    1995 DIRECTOR STOCK OPTION PLAN. Pursuant to the 1995 Director Stock Option Plan, each director who is not an employee of Nash Finch is eligible to receive an annual grant of an option to purchase 500 shares of Common Stock (the "Option") immediately following each annual meeting of stockholders of Nash Finch while the plan is in effect. On May 12, 1998, each non-employee director was granted an Option.

                   EXECUTIVE COMPENSATION AND OTHER BENEFITS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth the cash and non-cash compensation earned during the fiscal years ending January 2, 1999, January 3, 1998, and December 28, 1996 by each person serving as the Chief Executive Officer and the four other most highly compensated executive officers of Nash Finch whose salary and bonus exceeded $100,000 for the fiscal year ended January 2, 1999 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM COMPENSATION
                                                                        -----------------------------------
                                                                                 AWARDS
                                                                        ------------------------   PAYOUTS
                                             ANNUAL COMPENSATION        RESTRICTED                ---------
                                       -------------------------------     STOCK     SECURITIES     LTIP       ALL OTHER
NAME AND                                           SALARY      BONUS      AWARDS     UNDERLYING    PAYOUTS   COMPENSATION
PRINCIPAL POSITION                       YEAR        ($)      ($)(A)      ($)(B)     OPTIONS(C)    ($)(D)         ($)
-------------------------------------  ---------  ---------  ---------  -----------  -----------  ---------  -------------
Ron Marshall.........................       1998    297,259        -0-         -0-      200,000         -0-      200,000(e)
  PRESIDENT, CHIEF EXECUTIVE OFFICER        1997        -0-        -0-         -0-          -0-         -0-          -0-
                                            1996        -0-        -0-         -0-          -0-         -0-          -0-

Alfred N. Flaten.....................       1998    186,267        -0-         -0-          -0-         -0-      391,917(f)
  PRESIDENT, CHIEF EXECUTIVE OFFICER        1997    470,091    127,187         -0-          -0-      73,024        3,331(g)
                                            1996    368,985    114,700      69,996       48,693     165,956        5,318(g)

Norman R. Soland.....................       1998    187,465     31,824         -0-          -0-         -0-        4,635(g)
  SR. VICE PRESIDENT, SECRETARY AND         1997    177,876     36,000         -0-          -0-      17,612        3,331(g)
  GENERAL COUNSEL                           1996    139,616     34,720      21,597       15,024      39,247        5,318(g)

Charles F. Ramsbacher................       1998    156,170     24,251         -0-          -0-         -0-        4,635(g)
  VICE PRESIDENT, MARKETING                 1997    159,174     37,560         -0-          -0-      17,942        3,331(g)
                                            1996    130,142     37,100         -0-          -0-      36,573        4,673(g)

John R. Scherer......................       1998    151,408     24,778         -0-          -0-         -0-        4,635(g)
  VICE PRESIDENT,CHIEF FINANCIAL            1997    145,350     35,464         -0-          -0-      13,008        3,331(g)
  OFFICER                                   1996    109,698     27,280         -0-          -0-      30,825        4,081(g)

Gerald D. Maurice....................       1998    142,061     22,455         -0-          -0-         -0-        4,635(g)
  VICE PRESIDENT STORE DEVELOPMENT          1997    141,996     36,140         -0-          -0-      16,596        3,331(g)
                                            1996    121,167     37,345      19,997       13,911      34,046        5,318(g)

------------------------

(a) Cash bonuses for services rendered have been included as compensation for the year earned, even though bonuses were actually paid in the following year.

(b) These amounts reflect the value of a 25% discount on shares of Common Stock that are restricted and subject to a risk of forfeiture. The shares were purchased for an aggregate purchase price equal to 75% of the fair market value of the Common Stock on January 31, 1996, pursuant to a program (the "Management Restricted Stock Purchase Program") implemented under the 1994 Stock Incentive Plan. Ten percent (10%) of the aggregate purchase price was paid by the executive officer in cash and the remainder was paid by delivery of a promissory note secured by a pledge of the shares. Interest on the promissory note, at a rate of 5.61% per annum (120% of the then applicable federal rate), is payable quarterly, with principal amounts payable commencing two years from issuance of the promissory note and due in full on February 28, 2001. The forfeiture restrictions on the shares generally will lapse on February 28, 2001, although the shares will remain pledged as collateral for the promissory note until repayment or until Nash Finch otherwise releases such shares. If, however, the executive officer's employment is terminated by reason of death, disability, retirement, or a change in control of Nash Finch occurs (as defined in the 1994 Stock Incentive Plan), the forfeiture restrictions will lapse. If the executive officer's employment is terminated prior to the lapsing of the forfeiture restrictions for any other reason, the restricted shares generally will be repurchased by Nash Finch at the lesser of the purchase price paid or an amount equal to the then fair market value of the shares divided by 0.75. Although ordinary cash dividends on the restricted shares will be paid to the executive officers, any other dividends or distributions on the restricted shares will be subject to the same security interest and forfeiture restrictions as the shares to which they relate. As of the end of fiscal 1998, the number and fair market value of restricted shares held by each of the named executive officers participating in the Management Restricted Stock Purchase Program was as follows: Mr. Flaten's shares (16,231) had a fair market value of $231,292; Mr. Soland's shares (5,008) had a fair market value of $71,364; Mr. Maurice's shares (4,637) had a market value of $66,077. The forfeiture restrictions on Mr. Flaten's shares lapsed upon his retirement in accordance with the terms of the award approved by the Compensation Committee.

(c) Except for Mr. Marshall, these amounts reflect the grant of options under the 1994 Stock Incentive Plan.

(d) For fiscal 1997, the amounts reflect (i) the fair market value ($19.625 per share) of shares of Common Stock issued for performance units earned for fiscal 1995-1997 pursuant to awards granted under the 1994 Stock Incentive Plan, and (ii) cash payments representing dividend equivalents on those shares from January 1, 1995 through March 1, 1998, the date the shares were issued. For fiscal 1996, these amounts reflect (i) the fair market value ($20.125 per share) of shares of Common Stock issued for performance units earned for fiscal 1996 pursuant to awards granted under the 1994 Stock Incentive Plan, and (ii) cash payments representing dividend equivalents from January 1, 1996 through March 1, 1997, the date the shares were issued. Fair market value of the shares of Common Stock was determined as of the dates that the issuance of the shares was approved by the Compensation Committee of the Board of Directors, which were February 16, 1998 and February 10, 1997, respectively. These shares have been included as payouts for the year in which they were earned, even though the shares were not issued, and dividend equivalents paid, until the following year. For fiscal year 1998, no performance units were earned and, therefore, no LTIP payouts were made.

(e) Mr. Marshall received the $200,000 bonus in 1999 as a deferred incentive pursuant to his offer of employment.

(f) Pursuant to his retirement agreement, Mr. Flaten received post-retirement periodic payments ($239,485), a lump sum payment in lieu of a bonus for 1998 ($127,000), a lump sum payment in lieu of a contribution to the Nash Finch Profit Sharing Plan ($4,635), and reimbursement payments for excess life insurance and medical insurance premiums ($2,525). Mr. Flaten also received deferred compensation payments ($18,272) pursuant to the Executive Incentive Bonus and Deferred Compensation Plan.

(g) These amounts reflect contributions to the Nash Finch Profit Sharing Plan.

STOCK OPTIONS

    The following table summarizes the options granted to named executive officers during fiscal 1998.

                        OPTION GRANTS DURING FISCAL 1998

                                                                                                       POTENTIAL REALIZABLE VALUE
                                                INDIVIDUAL GRANTS                                       AT ASSUMED ANNUAL RATES
                                       ------------------------------------                                  OF STOCK PRICE
                                        NUMBER OF                                                             APPRECIATION
                                       SECURITIES     % OF TOTAL OPTIONS                                    FOR OPTION TERM
                                       UNDERLYING    GRANTED TO EMPLOYEES     EXERCISE    EXPIRATION   --------------------------
NAME                                     OPTIONS    DURING THE FISCAL YEAR      PRICE        DATE         5% ($)       10% ($)
-------------------------------------  -----------  -----------------------  -----------  -----------  ------------  ------------
Ron Marshall.........................     200,000(a)               80%        $   16.84    05/31/07     $1,856,000    $4,574,000
Alfred N. Flaten.....................           0                  0                N/A       N/A          N/A           N/A
Norman R. Soland.....................           0                  0                N/A       N/A          N/A           N/A
Charles F. Ramsbacher................           0                  0                N/A       N/A          N/A           N/A
John R. Scherer......................           0                  0                N/A       N/A          N/A           N/A
Gerald A. Maurice....................           0                  0                N/A       N/A          N/A           N/A

------------------------

(a) Stock options were granted to Mr. Marshall as an inducement to accept employment with Nash Finch. The stock options are exercisable in four installments of 50,000 shares each on June 1 of each of the years 1999 through 2005, inclusive. The exercisability of the options may be accelerated if the fair market value of Common Stock reaches and maintains specified levels for 30 consecutive trading days.

    No stock options were executed by the named executives during fiscal year 1998. The following table summarizes the number of their outstanding stock options at the end of the fiscal year, none of which had value since the exercise price in each case exceeded the fair market value of the Common Stock.

                OPTION EXERCISE / FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED
                                                                          OPTIONS
                                                                 --------------------------
NAME                                                             EXERCISABLE  UNEXERCISABLE
---------------------------------------------------------------  -----------  -------------
Ron Marshall...................................................           0        200,000
Alfred N. Flaten...............................................      55,693              0
Norman R. Soland...............................................       6,605         11,419
Charles F. Ramsbacher..........................................       3,000              0
John R. Scherer................................................       1,600              0
Gerald D. Maurice..............................................       5,182         10,729

LONG-TERM INCENTIVE PLAN

    The following table sets forth information regarding the number of long-term incentive plan awards granted to each of the named executive officers under the 1994 Stock Incentive Plan.

              LONG-TERM INCENTIVE PLAN--AWARDS IN LAST FISCAL YEAR

                                            NUMBER OF      PERFORMANCE OR          ESTIMATED FUTURE PAYOUTS
                                          SHARES, UNITS     OTHER PERIOD       UNDER NON-STOCK PRICE-BASED PLAN
                                               OR              UNTIL        ---------------------------------------
                                          OTHER RIGHTS     MATURATION OR       THRESHOLD      TARGET      MAXIMUM
NAME                                         (#)(A)            PAYOUT             (#)           (#)         (#)
---------------------------------------  ---------------  ----------------  ---------------  ---------  -----------
Ron Marshall...........................        30,411          1998-2000               0        20,274      20,274
Alfred N. Flaten.......................        28,131          1998-2000(b)            0        18,754      18,754
Norman R. Soland.......................         6,651          1998-2000               0         4,434       4,434
Charles F. Ramsbacher..................         5,952          1998-2000               0         3,968       3,968
John R. Scherer........................         5,436          1998-2000               0         3,624       3,624
Gerald D. Maurice......................         5,310          1998-2000               0         3,540       3,540

------------------------

(a) These awards represent performance units granted under the 1994 Stock Incentive Plan and payable, to the extent earned, in shares of Common Stock (the "Performance Units"). Payout of the Performance Units is tied to achieving specified levels of earnings per share ("EPS") growth, average return on stockholders' equity ("ROE") and total stockholder return ("TSR"). Minimum and maximum performance goals for each category have been determined by the Compensation Committee. If performance equals or exceeds the maximum goal for the category, all of the Performance Units allocated to the category are earned and paid out. If performance equals or is less than the minimum goal, no Performance Units allocated to the category are earned or paid out. If performance for a particular category exceeds the minimum goal for that category, but is less than the maximum goal, Performance Units are earned and paid out on a proportionate basis. Performance Units allocated to EPS growth would be earned based upon 1998 performance and paid out in 1999. Performance Units allocated to ROE and TSR would be earned based upon performance for the period 1998 through 2000, and would not be paid out until 2001. The minimum targeted EPS growth was not achieved in 1998 and, therefore, Performance Units allocated to this category were cancelled in 1999. Since payout of the Performance Units may not exceed 100% of the Performance Units granted, the target award amount and the maximum award amount are the same. For more detail about the Performance Units, see "Report of Compensation Committee on Executive Compensation."

(b) To the extent that shares of Common Stock are earned, Mr. Flaten would receive a prorata number of shares based on the number of days he was employed by Nash Finch during the relevant performance period.

    The Executive Incentive Bonus and Deferred Compensation Plan (the "Deferred Compensation Plan") provides additional long-term incentive compensation to selected executive officers and other key employees. On an annual basis, the Compensation Committee selects the participants in the Deferred Compensation Plan and also determines the amounts to be allocated to the participants for the year. Normally, the Deferred Compensation Plan is effective only if the consolidated net income of Nash Finch and its subsidiaries for a year exceeds 6% of the stockholders' equity at the end of the prior year, as shown on Nash Finch's current financial statements, and then only 5% of such excess is available for allocation to participants. The Compensation Committee may, however, in its discretion, authorize any amount to be allocated under the Deferred Compensation Plan. The amount allocated annually to each participant cannot exceed one-third of the participant's annual base salary. The entire allotment to a participant is contingently credited to the participant's account at the end of each year. (Nash Finch does not fund or set aside any cash amounts which are allocated to participants; instead, bookkeeping entries are made.) Allotments credited to each participant's account are converted to share equivalents of Common Stock and each participant is entitled to additional credits for dividends paid on such share equivalents during each subsequent year. The dividend credits are also converted to share equivalents. In addition, the value of each participant's account is increased or decreased, whichever is applicable, by an amount equal to the increase or decrease in fair market value of the share equivalents during the year, provided that the participant is always entitled to the amounts originally allocated regardless of any decrease in the market value of share equivalents. Amounts contingently credited to the participant's account are payable to the participant in cash upon termination of employment, except that benefits may be totally or partially forfeited under certain circumstances. No amounts were allocated to the executive officers named in the Summary Compensation Table for the fiscal year ended January 2, 1999.

INDEBTEDNESS OF MANAGEMENT

    As of January 4, 1998, Alfred N. Flaten was indebted to Nash Finch in the amount of $188,985.82. This indebtedness constituted the outstanding balance owed on the promissory note that was given by Mr. Flaten as partial payment for the shares of Common Stock that he purchased pursuant to the Management Restricted Stock Program (see note (b) to the Summary Compensation Table). This indebtedness was paid in full by Mr. Flaten in November 1998. The promissory note accrued interest at a rate of 5.61%.

EMPLOYMENT AGREEMENTS

    Nash Finch has not entered into any employment agreements with any of the other named executive officers. However, pursuant to the terms of his offer of employment, Mr. Marshall is entitled to twelve months of severance compensation if he is terminated for any reason other than cause before May 31, 1999.

RETIREMENT AGREEMENT

    Nash Finch has entered into a retirement agreement with Alfred N. Flaten dated May 12, 1998. Pursuant to this retirement agreement, Mr. Flaten is entitled to the following payments and benefits until December 31, 1999: (i) periodic cash payments based upon an annual rate of $462,500 (Mr. Flaten's annual rate of base salary as of his retirement date); (ii) payment of $127,000 in lieu of a bonus for fiscal 1998; (iii) reimbursement for retiree medical coverage premiums that exceed premiums paid for similar medical coverage by an active employee of Nash Finch; (iv) reimbursement of life insurance premiums paid under the Nash Finch group life insurance plan; (v) a cash payment equal to the profit sharing contribution that would have been allocated to his account for the 1998 and 1999 plan years had he satisfied eligibility conditions; and
(vi) payment of $100.00 per hour (plus expenses) for any consulting services provided to Nash Finch. Mr. Flaten has also agreed not to compete with Nash Finch during the term of the agreement.

CHANGE IN CONTROL AGREEMENTS

    The Board of Directors has authorized Nash Finch to enter into change in control agreements with certain executive officers and key employees of Nash Finch and its subsidiaries. Pursuant to these agreements, certain payments and benefits would be provided to such employees in the event their employment is terminated under certain conditions, including a change in control of Nash Finch.

    If an employee is terminated by Nash Finch or a subsidiary within 24 months of a change in control (or, in limited circumstances, prior to such a change in control) other than by reason of death, disability, retirement or cause, or the employee terminates for good reason, Nash Finch will pay or cause to be paid to the employee a lump sum equal to the employee's highest monthly compensation (as defined in the employee's change in control agreement) multiplied by a number of months equal to either 12, 24 or 36 months and will maintain or cause to be maintained benefit plans (including health, life, dental and disability) for the employee and his or her dependents for 12, 24 or 36 months. Subject to certain limitations, the multiple referred to above is 36 months for Mr. Marshall, 24 months for Mr. Soland, Mr. Ramsbacher, Mr. Scherer and Mr. Maurice, and 24 months or 12 months for all other designated employees.

    Except for options granted to Mr. Marshall, the options, Performance Units, and rights to purchase restricted stock ("Restricted Stock Awards") granted to the executive officers named in the Summary Compensation Table were granted under the 1994 Stock Incentive Plan. Pursuant to the terms of the 1994 Stock Incentive Plan and the agreements evidencing such awards, the following occurs upon a change in control of Nash Finch: (i) for options granted, the Compensation Committee, in its sole discretion, may (a) accelerate the exercisability of options such that the options will be immediately exercisable upon the change in control, or (b) determine that the optionee will receive, as of the effective date of the change in control, cash in an amount equal to the excess of the fair market value of the option shares immediately prior to the effective date of the change in control over the exercise price per share of the options; (ii) for Performance Units granted, the Compensation Committee, in its sole discretion, may (a) adjust the number and kind of securities subject to the Performance Unit and the performance criteria which must be fulfilled in order to earn the award shares, and (b) in the event of involuntary termination of employment following a change in control, adjust the formula provided in the performance award to provide for the issuance of more award shares than would be the case if the involuntary termination were not preceded by a change in control; and (iii) for shares of Common Stock purchased pursuant to Restricted Stock Awards, the Compensation Committee, in its sole discretion, may declare such shares to be fully vested and non-forfeitable.

    Pursuant to the terms of the Deferred Compensation Plan, the following occurs upon a change in control of Nash Finch: (i) an additional amount would be allocated to the account of each participant equal to the amount allocated in the previous year; (ii) forfeiture provisions would lapse; and (iii) the total balance of the participant's account would become payable in full.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    OVERVIEW--The Compensation Committee of the Board of Directors is responsible for developing and implementing executive compensation policies and programs that support Nash Finch's primary objective of long-term maximization of shareholder value. The Committee is comprised of directors who are not employees of Nash Finch. The Board Chair serves as a non-voting member of the Committee.

    As part of the Committee's on-going efforts to ensure the program's continuing effectiveness in supporting the creation of shareholder value, a review was conducted in 1998 with the assistance of an outside executive compensation specialist. The review led to significant changes in Nash Finch's approach to executive compensation programs. Some of the changes were implemented effective for 1999. Major themes for change included a sharper focus on stock incentives and executive stock ownership, stronger alignment of executive and shareholder interests, and simplifying and streamlining the program in general.

    COMPENSATION PHILOSOPHY--The key principles underlying Nash Finch's new executive compensation program are as follows:

        PLACE HIGH PORTION OF PAY AT RISK--Executive compensation is strongly linked to measured performance with a substantial portion of pay at risk. Salaries and other types of "fixed" compensation that do not vary with performance are de-emphasized.

        EMPHASIZE SHAREHOLDER VALUE OBJECTIVE--As an incentive to create long-term value for shareholders, a substantial portion of executives' compensation is tied to the value of Nash Finch Common Stock.

        ALIGN EXECUTIVE AND SHAREHOLDER INTERESTS--In addition to at-risk pay and emphasis of stock-based compensation, minimum Common Stock ownership requirements have been established for senior executives. This further aligns the interests of shareholders and executives, thereby enhancing the potential for shareholder value creation.

        PAY COMPETITIVELY FOR RESULTS--Nash Finch intends to provide executives with compensation opportunities competitive with those in companies, comparable in size and scope, with which it competes for people and customers, while supporting a high-performance culture by tying a substantial portion of compensation to results.

    To maintain a competitive total compensation program, comparisons are made with the practices at other companies which operate in a similar business environment and compete with Nash Finch for similar types of executives, with an emphasis on the wholesale and retail food distribution industry. These comparisons, by necessity, extend beyond the companies included in the peer group for the comparative performance graph shown below, given the number and size of companies included in the industry group.

    COMPONENTS OF EXECUTIVE COMPENSATION--The principal components of executive compensation, as described below, are salaries, annual bonuses, and long-term incentives.

    SALARIES--Salaries for executives are based on level of responsibility and experience, individual and corporate performance, and competitive compensation comparisons. The Committee determines the salaries for the CEO and other executive officers based on a review and evaluation of each executive officer's performance as well as the CEO's recommendations. While salaries have been typically determined annually, a longer adjustment cycle may be adopted in the future in an effort to reinforce Nash Finch's philosophy of emphasizing at-risk compensation.

    ANNUAL BONUSES--Annual bonuses for executives are based upon performance against predetermined goals. Eligible executives are assigned a maximum bonus opportunity which, for 1998, ranged from 30%-- 75% of base salary. Performance against each goal is measured after the end of the year, and the amount of the executive's bonus for that year is determined on the basis of such measured performance as a percentage of the maximum potential bonus. The performance goals for 1998 included one key financial objective and two key strategic objectives. Based on performance against these goals, eligible executives earned 38.7% of their maximum potential bonuses for the year. This was determined on the basis of 21.1% achievement of the financial objective (with a weighting factor of 65% of the maximum), and completion of one of the strategic objectives (25% of the maximum). The second strategic objective (10% of the maximum) was not achieved.

    Based on the review of the compensation program in 1998, changes will be made to the annual bonus program in 1999. To support the principles of placing a high portion of compensation at risk and providing competitive opportunities, the maximum potential bonus will be increased. One-half of any bonuses earned by executives based on 1999 performance will be paid in restricted stock to reinforce the objective of shareholder value creation and alignment with shareholder interests.

    LONG-TERM INCENTIVES--Nash Finch uses a variety of stock-based compensation programs in an effort to align executive interests with those of shareholders, attract and retain key executives, and provide an incentive to create long-term shareholder value. This has included stock options, Performance Units, phantom stock units, and restricted stock. Long-term incentive participation and award size is determined by the Committee based on position level, individual and company performance, and competitive practices. Any amounts executives actually realize under these awards depend on the price of Nash Finch Common Stock and, in some cases, performance against predetermined goals.

    Stock options are intended to align executives' interests with shareholders by giving them the opportunity to purchase shares of Nash Finch Common Stock. Stock options become valuable only if stock price appreciates after the award. Stock option awards were made in 1998 in conjunction with the recruitment of the current CEO and two other senior executives. The price at which the options can be exercised, in each case, equals 100% of the fair market value of the Common Stock on the date of grant. The option awards to the current CEO are described below. The options awarded to the two other executives each vest in five equal installments, beginning on the date of grant and on the same date in each of the following four years; the options expire five years after the grant.

    Performance Units give executives the opportunity to earn shares of Common Stock if certain performance goals are achieved. The value of Performance Units granted has ranged from 60% of a participant's base salary to 120% for the CEO, based on average stock price during the last quarter of the preceding year. The number of Performance Units earned, for each grant, depends on performance against three key financial objectives: earnings per share (EPS) growth for the year in which the award is made, average return on stockholders' equity (ROE) over three years starting with the year the award is made, and total stockholder return (TSR) for the same three-year period. Minimum and maximum performance goals are set by the Committee for each financial measure, and the minimum must be met before any portion of an award for a performance category is earned. Earned awards are paid out in shares of Common Stock, 60% of which are restricted as to transferability for three years following the issuance of the shares. No shares were earned for 1998 EPS and 1996-1998 ROE and TSR since the minimum goals were not met.

    Under the Deferred Compensation Plan, executives selected by the Committee may receive awards of phantom stock units. These awards are intended to retain key executives by providing supplemental retirement income while providing an additional long-term incentive to increase stockholder value during an executive's career with Nash Finch. Refer to "Executive Compensation and Certain Other Benefits-- Long-Term Incentive Plan" for a description of the key terms of the Deferred Compensation Plan.

    Restricted stock grants were made in 1996 to a limited number of executive officers, including the former CEO. Pursuant to these grants, the participants purchased shares of restricted Common Stock at a price equal to 75% of the fair market value of the shares on the date of grant. A minimum down payment of 10% was required, with the balance being payable to the Company with interest, over a term of five years. The shares purchased have been pledged to the Company as security for payment of the balance of the purchase price, and are subject to forfeiture if the individual does not satisfy continued employment conditions with the Company. Each executive officer purchasing restricted shares also received an option to purchase three shares of unrestricted Common Stock for each restricted share purchased. The options become exercisable in 10% increments as the balance of the restricted share purchase price is paid down.

    As an outcome of the review conducted in 1998, stock options will be a larger part of Nash Finch's executive compensation program going forward, and it is unlikely that further Performance Units will be awarded. These changes, together with the concept of paying a portion of earned bonuses in restricted stock, are intended to more directly link stockholder and executive financial interests. The net result is that stock-based compensation will comprise a larger portion of executives' total compensation opportunities in 1999 and future years.

    STOCK OWNERSHIP REQUIREMENTS--A cornerstone of Nash Finch's compensation philosophy is aligning shareholder and executive interests through stock ownership. With this in mind, the Committee has adopted a revised policy regarding stock ownership by senior executives. The policy requires the executives to own a multiple of their base salary in shares of Common Stock within five years. The required ownership multiple increases with level of responsibility and is set at five times salary for the CEO. In addition, executives will be required to own an interim multiple of salary within three years. The Committee will continue to periodically review the requirements for appropriateness relative to external considerations, as well as current ownership levels relative to the requirements.

    CHIEF EXECUTIVE OFFICER COMPENSATION--During the 1998 fiscal year, Mr. Flaten served as President and Chief Executive Officer until June 1, 1998, the date of his retirement. Through that date, Mr. Flaten received salary in the amount of $186,267. Under the terms of a Retirement Agreement between Nash Finch and Mr. Flaten, he also received payments during the balance of the year totaling $264,919 and an additional payment, in lieu of a bonus for the year, of $127,000.

    Mr. Marshall joined Nash Finch as President and Chief Executive Officer as of June 1, 1998. For the 1998 fiscal year, Mr. Marshall received a salary of $297,529 and a deferred signing bonus, payable when bonuses for 1998 were paid, in the amount of $200,000. Mr. Marshall was also granted a stock option to purchase 200,000 shares of Common Stock at a price equal to 100% of the fair market value on June 1, 1998, the date of grant. The option becomes exercisable in 25% increments, beginning June 1, 1999 and on June 1 of each of the following three years. Exercisability may be accelerated if certain target market prices for the Common Stock are achieved. The option expires May 31, 2007.

    Compensation paid to Mr. Flaten and Mr. Marshall were determined in accordance with the policies outlined above and pursuant to the negotiation of Mr. Flaten's retirement agreement and Mr. Marshall's offer of employment, the terms of each of which was approved by the Board of Directors.

    CONCLUSION--The Compensation Committee believes these executive compensation policies and practices effectively serve the interest of stockholders and Nash Finch. The Committee will continue to monitor the effectiveness of the total compensation program in supporting the creation of long-term value for stockholders.

                                          Carole F. Bitter
                                          Richard A. Fisher
                                          Allister P. Graham
                                          Donald R. Miller (EX OFFICIO)
                                          COMPENSATION COMMITTEE

COMPLIANCE WITH FEDERAL TAX LEGISLATION

    The Omnibus Budget Reconciliation Act of 1993 disallows a deduction for federal income tax purposes by public corporations for compensation paid in excess of $1,000,000 in any year to a "covered employee" except under certain circumstances, including the attainment of objective "performance based" goals. Compensation that is deferred until retirement does not count toward the $1,000,000 limit. "Covered employees" are deemed as the individuals who, at the end of the fiscal year, are the chief executive officer and the other four most highly compensated executive officers of a company.

    During fiscal year 1998, neither the Chief Executive Officer nor any other executive officer received compensation in excess of $1,000,000. It is also unlikely that Chief Executive Officer or any other executive officer will receive total compensation in excess of $1,000,000 during fiscal year 1999. The Compensation Committee intends to continue to monitor the executive compensation program with respect to current federal tax law.

                               PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return on the Common Stock for the last five fiscal years with the cumulative total return over the same period of the S & P 500 Index, the S & P SmallCap 600 Index (in which Nash Finch is included) and a peer group of companies selected by Nash Finch (weighted according to the peer companies' market capitalization at the beginning of each fiscal year). The comparison assumes the investment of $100 in Common Stock, the S & P 500 Index, the S & P SmallCap 600 Index and the peer group at the end of fiscal 1993 and reinvestment of all dividends.

                           TOTAL SHAREHOLDERS RETURN
                        PREPARED FOR NASH FINCH COMPANY

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                    NASH FINCH COMPANY     S&P 500 INDEX    S&P SMALLCAP 600 INDEX    PEER GROUP
Base Period 1993                 $100.00          $100.00                   $100.00       $100.00
Return 1994                       $96.99          $101.32                    $95.23        $78.31
Return 1995                      $111.90          $139.40                   $123.76        $98.39
Return 1996                      $136.05          $171.40                   $150.14        $96.78
Return 1997                      $126.10          $228.59                   $188.56       $124.20
Return 1998                       $98.92          $293.91                   $186.10       $137.94

Source: Standard & Poor's Compustat Services, Inc.

    The companies included in the Peer Group are Fleming Companies, Inc., Richfood Holdings, Inc., and Supervalu, Inc. They were selected on the basis that, like Nash Finch, each is predominately a full-line wholesale distributor of grocery products. The Compensation Committee has approved the selection of these companies.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires Nash Finch's directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of Common Stock to file with the SEC reports of initial ownership and reports of changes in ownership in Common Stock. Copies of such reports must also be furnished to Nash Finch, which offers assistance to its directors and executive officers in complying with Section 16(a), including preparing the reports and forwarding them to the SEC for filing.

    To Nash Finch's knowledge, Don E. Marsh, a former director, has not timely filed an Annual Report of Beneficial Ownership on Form 5 with the Securities and Exchange Commission, which would have reported four transactions that were eligible for deferred reporting on Form 5. To Nash Finch's knowledge, based upon a review of the copies of reports furnished to Nash Finch and written representations, all other filing requirements applicable to directors and executive officers were complied with during the fiscal year ended January 2, 1999.

                              INDEPENDENT AUDITORS

    On May 12, 1998, the Board of Directors approved the engagement of Ernst & Young LLP to serve as Nash Finch's independent certified public accountants to audit its financial statements for the fiscal year ended January 2, 1999. The Board of Directors, however, has not approved the engagement of an independent certified public accountant to audit Nash Finch's financial statements for the fiscal year ending January 1, 2000. The Board of Directors will address this matter after the management team of Nash Finch makes a recommendation to the Audit Committee.

    Nash Finch has requested and expects a representative of Ernst & Young LLP to be present at the Annual Meeting, to make a statement if he or she so desires and to respond to appropriate questions.

                           2000 STOCKHOLDER PROPOSALS

    Any proposal of a Nash Finch stockholder intended to be presented at the Annual Meeting of Stockholders in 2000 must be received by Nash Finch at its principal executive office not later than December 3, 1999, for inclusion in its proxy statement and form of proxy. A stockholder who wishes to make a proposal at the Annual Meeting in 2000 without including the proposal in Nash Finch's proxy statement must notify Nash Finch by February 19, 2000. If a stockholder fails to give notice by this date, then the persons named as proxies by Nash Finch for that Annual Meeting will have discretionary authority to vote on the proposal.

                             PROPOSAL TO ADOPT THE
                       1999 EMPLOYEE STOCK PURCHASE PLAN

    On February 17, 1999, the Board of Directors adopted the 1999 Employee Stock Purchase Plan (the "Purchase Plan"), subject to approval by the stockholders at the Annual Meeting. The Purchase Plan allows eligible employees of Nash Finch and its subsidiaries to purchase shares of Common Stock on favorable terms through payroll deductions.

    Under the Purchase Plan, Nash Finch conducts a series of offerings of its Common Stock, each continuing for a period of six months (the "Offering Period") and each beginning on January 1 and July 1 of each year, as the case may be (the "Offering Commencement Date"), and ending on the following June 30 and December 31, as the case may be (the "Offering Termination Date"). On each Offering Commencement Date, each eligible participating employee (the "Participant") in the Purchase Plan will be granted, by operation of the Purchase Plan, an option (a "Purchase Plan Option") to purchase as many full shares of Common Stock as can be purchased with payroll deductions authorized by the Participant and credited to the Participant's account during that Offering Period.

    The purpose of the Purchase Plan is to advance the interests of Nash Finch and its shareholders by allowing employees of Nash Finch and its subsidiaries the opportunity to acquire an ownership interest in Nash Finch through these purchases.

    The major features of the Purchase Plan are summarized below, which summary is qualified in its entirety by reference to the actual text of the Purchase Plan, a copy of which may be obtained from Nash Finch.

SUMMARY OF THE PURCHASE PLAN

    GENERAL. Any employee (including any executive officer) of Nash Finch or any participating subsidiary, other than an employee whose customary employment is 20 hours or less per week or five months or less per calendar year, who has been continuously employed by Nash Finch or a subsidiary for at least three months prior to the Offering Commencement Date for an Offering Period will be eligible to participate in that Offering Period.

    The maximum number of shares of Common Stock available for issuance under the Purchase Plan is 200,000 shares. Any shares of Common Stock that are subject to a Purchase Plan Option that terminates unexercised will automatically become available again for issuance under the Purchase Plan. The number and type of securities subject to outstanding Purchase Plan Options and the exercise price of outstanding Purchase Plan Options will be appropriately adjusted by the Company in the event of any Common Stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange or other change in the corporate structure or shares of Nash Finch. If the total number of shares that would otherwise be issuable on any Offering Termination Date exceeds the number of shares then available under the Purchase Plan (after deduction of all shares for which Purchase Plan Options have been exercised or are then outstanding), Nash Finch will make a pro rata allocation of the shares remaining available for Purchase Plan Option grants in as uniform and equitable a manner as it deems appropriate.

    The Purchase Plan will be administered by the Compensation Committee (the "Committee") of the Board. Members of the Committee are appointed from time to time by the Board, serve at the pleasure of the Board, and may resign at any time upon written notice to the Board. The Committee has the authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Purchase Plan.

    PARTICIPATION. An eligible employee may become a Participant in the Purchase Plan by completing a subscription agreement authorizing payroll deductions on the form provided by Nash Finch and filing it with the Human Resources Department not later than the 15th day of the month immediately preceding the Offering Commencement Date of the first Offering Period in which the Participant wishes to participate. Payroll deductions for a Participant will begin with the first payroll following the applicable Offering Commencement Date and will continue until the termination of the Purchase Plan, subject to withdrawal by the Participant at any time as described below. An otherwise eligible employee will not be granted a Purchase Plan Option under the Purchase Plan if, immediately after the grant, the Participant would own shares of Common Stock and/or hold outstanding options to purchase shares of Common Stock possessing 5% or more of the total combined voting power or value of all classes of stock of Nash Finch or of any subsidiary. As of March 1, 1999, approximately 8,300 persons were eligible to participate in the Purchase Plan.

    PAYROLL DEDUCTIONS. By completing and filing a participation form, a Participant elects to have payroll deductions made from the Participant's total compensation on each payday during the Offering Period at a rate equal to a whole percentage from 1% to 15% of the total compensation that he or she would have received on the payday (or such other minimum or maximum percentages as the Committee may from time to time establish); provided, however, that no Participant's payroll deductions may be less than $10.00 per pay period. No increases or decreases in the amount of payroll deductions for a Participant may be made during an Offering Period. A Participant may increase or decrease the rate of the Participant's payroll deductions under the Purchase Plan for subsequent Offering Periods by completing an amended participation form and filing it no later than the 15th day of the month immediately preceding the Offering Commencement Date of the Offering Period for which the increase or decrease is to become effective. A Participant may discontinue participation in the Purchase Plan at any time as described below.

    The funds accumulated through a Participant's payroll deductions under the Purchase Plan are credited to an account established under the Purchase Plan for the Participant. These funds are held by Nash Finch as part of its general assets, usable for any corporate purpose, and Nash Finch is not obligated to keep these funds separate from its other corporate funds. Participants will not receive any interest from Nash Finch for the funds accumulated from their payroll deductions under the Purchase Plan and may not make any separate cash payment or contribution to such account.

    PURCHASE OF SHARES. On each Offering Commencement Date, each Participant is granted, by operation of the Purchase Plan, a Purchase Plan Option to purchase as many full shares of Common Stock as he or she will be able to purchase with the payroll deductions credited to the Participant's account during the Offering Period plus the balance (if any) carried forward from the preceding Offering Period. Unless a Participant withdraws from the Purchase Plan as described below, the Participant's Purchase Plan Option will be exercised automatically on the Offering Termination Date for the purchase of the number full of shares of Common Stock that the accumulated payroll deductions in the Participant's account on the Offering Termination Date will purchase at the applicable price, determined in the manner described below. The number of shares of Common Stock that may be purchased under the Purchase Plan, however, will be limited as follows: (i) no Participant may purchase more than 5,000 shares of Common Stock under the Purchase Plan in any given Offering Period; and (ii) no Participant may be granted a Purchase Plan Option that permits such Participant's rights to purchase Common Stock under the Purchase Plan and any other "employee stock purchase plans" of Nash Finch and its subsidiaries to become exercisable at a rate that exceeds $25,000 of fair market value of such shares of Common Stock (determined at the time such Purchase Plan Option is granted) for each calendar year in which such Purchase Plan Option is outstanding at any time.

    The per share purchase price of the shares offered in a given Offering Period will be the lesser of 85% of the fair market value of one share of Common Stock on the Offering Commencement Date or the Offering Termination Date. For this purpose, the fair market value of the Common Stock will be the closing sale price of the Common Stock as reported by the Nasdaq National Market on the applicable date or, if no shares were traded on such day, as of the next preceding day on which there was such a trade. On April 5, 1999 the last reported sale price of a share of Common Stock on the Nasdaq National Market was $8.375.

    Shares purchased in an Offering Period will be issued as soon as practicable after each Offering Termination Date. The Committee may determine, in its sole discretion, the manner of delivery of shares of Common Stock purchased under the Purchase Plan, which may be by electronic account entry into new or existing brokerage or other accounts, delivery of physical stock certificates or such other means as the Committee deems appropriate. No Participant will have any interest in any shares of Common Stock subject to a Purchase Plan Option under the Purchase Plan until the Purchase Plan Option has been exercised.

    NON-TRANSFERABILITY OF PURCHASE PLAN OPTIONS. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of a Purchase Plan Option or to receive shares of Common Stock under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or by designation of a beneficiary as provided in the Purchase Plan). Any such attempt at assignment, transfer, pledge or other disposition will have no effect, except that Nash Finch may treat such act as an election to withdraw from the Purchase Plan, in which case the provisions described below will apply.

    WITHDRAWAL AND TERMINATION OF EMPLOYMENT. A Participant may terminate participation in the Purchase Plan and withdraw all, but not less than all, of the payroll deductions credited to the Participant's account under the Purchase Plan prior to the Offering Termination Date of an Offering Period by giving written notice to Nash Finch no later than the 15th day of the last month of the Offering Period. The notice must state the Participant's desire to terminate involvement in the Purchase Plan, specify a termination date and request the withdrawal of all of the Participant's payroll deductions held under the Purchase Plan. All of the Participant's payroll deductions credited to the Participant's account will be paid to such Participant as soon as practicable after the termination date specified in the notice (or, if no date is specified, as soon as practicable after receipt of the notice of termination and withdrawal), the Purchase Plan Option for the Offering Period will automatically be canceled, and no further payroll deductions for the purchase of shares of Common Stock will be made during the Offering Period or for any subsequent Offering Period unless a new participation form is filed. A Participant's withdrawal from an Offering Period will not have any effect upon the Participant's eligibility to participate in a succeeding Offering Period or in any similar plan that Nash Finch may adopt.

    Upon termination of a Participant's employment for any reason, including retirement, death or disability, the payroll deductions credited to such Participant's account will be returned as soon as practicable after the effective date of termination (or, in the case of the Participant's death, to the person or persons entitled to such funds according to the provisions described above under the section "Non-Transferability of Purchase Plan Options") and the Participant's Purchase Plan Option will automatically be canceled. A transfer of employment between Nash Finch and a subsidiary or between subsidiaries and absences or leaves approved by Nash Finch are not considered termination of employment under the Purchase Plan.

FEDERAL INCOME TAX CONSEQUENCES

    The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations. This description is not intended to address specific tax consequences applicable to an individual participant who receives a Purchase Plan Option and does not address special rules that may be applicable to directors, officers and greater-than-10% stockholders of Nash Finch.

    The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. If the Purchase Plan so qualifies, the amount withheld from a Participant's compensation under the Purchase Plan will constitute ordinary income for federal income tax purposes in the year in which such amounts would otherwise have been paid to the Participant. However, a Participant will generally not recognize any income for federal income tax purposes either on the grant of a Purchase Plan Option or upon the issuance of any shares of Common Stock under the Purchase Plan.

    The federal income tax consequences of disposing of shares of Common Stock acquired under the Purchase Plan depend upon how long a Participant holds the shares. If a Participant disposes of shares acquired under the Purchase Plan (other than a transfer by reason of death) within a period of two years from the Offering Commencement Date of the Offering Period in which the shares were acquired, an amount equal to the difference between the purchase price and the fair market value of the shares on the last day of the Offering Period will be treated as ordinary income for federal income tax purposes in the taxable year in which the disposition takes place. Such amount may be subject to wage withholding. The difference between the amount realized upon such disposition of the shares and their fair market value on the last day of the Offering Period will constitute capital gain or loss. Whether the gain (or loss) constitutes long-term or short-term capital gain (or loss) will depend upon the length of time the Participant held the stock prior to its disposition. Participants should consult their tax advisors to determine whether any specific gain (or loss) constitutes long-term or short-term capital gain (or loss).

    If a Participant disposes of any shares acquired under the Purchase Plan more than two years after the Offering Commencement Date of the Offering Period in which such shares were acquired (or if no disposition has occurred by the time of Participant's death) an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of disposition (or death) over the purchase price, or (b) the excess of the fair market value of the shares on the Offering Commencement Date of the Offering Period in which the shares were acquired over the purchase price will be recognized as ordinary income and may be subject to wage withholding. With respect to a disposition of such shares, any remaining gain on such disposition will be taxed as long-term capital gain. With respect to a transfer of such shares upon death, any remaining gain or loss will not be recognized. However, a subsequent sale or exchange of such shares by a Participant's estate or the person receiving such shares by reason of the Participant's death may result in capital gain or loss.

    No income tax deduction ordinarily is allowed to Nash Finch with respect to the grant of any Purchase Plan Option, the issuance of any shares of Common Stock under the Purchase Plan or the disposition of any shares acquired under the Purchase Plan and held for two years. However, if a Participant disposes of shares purchased under the Purchase Plan within two years after the Offering Commencement Date of the Offering Period in which the shares were acquired, Nash Finch will receive an income tax deduction in the year of such disposition in an amount equal to the amount constituting ordinary income to the Participant, provided that Nash Finch complies with the applicable wage withholding requirements.

BOARD OF DIRECTORS RECOMMENDATION

    The Board of Directors recommends that the stockholders vote FOR approval of the 1999 Employee Stock Purchase Plan. The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting, and at least a majority of the minimum number of votes necessary for a quorum, is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the 1999 Employee Stock Purchase Plan.

                           STOCKHOLDER PROPOSAL NO. 1

    William Steiner, 4 Radcliffe Drive, Great Neck, NY 11024, the beneficial owner of 1,300 shares of Common Stock, has notified Nash Finch of his intention to introduce the following proposal at the Annual Meeting. Mr. Steiner's proposed resolution and supporting statement, for which the Board of Directors and Nash Finch accept no responsibility, are set forth below. THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL FOR THE REASONS STATED FOLLOWING THE PROPOSAL.

               ELIMINATE CLASSIFIED BOARD OF DIRECTORS RESOLUTION

    "RESOLVED, that the stockholders of the Company request that the Board of Directors take the necessary steps, in accordance with state law, to declassify the Board of Directors so that all directors are elected annually, such declassification to be effected in a manner that does not affect the unexpired terms of directors previously elected."

                              SUPPORTING STATEMENT

    The election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for implementation of those policies. I believe that the classification of the Board of Directors, which results in only a portion of the Board being elected annually, is not in the best interests of the Company and its stockholders.

    The Board of Directors of the Company is divided into three classes serving staggered three-year terms. I believe that the Company's classified Board of Directors maintains the incumbency of the current Board and therefore of current management, which in turn limits management's accountability to stockholders.

    The elimination of the Company's classified Board would require each new director to stand for election annually and allow stockholders an opportunity to register their views on the performance of the Board collectively and each director individually. I believe this is one of the best methods available to stockholders to insure that the Company will be managed in a manner that is in the best interests of the stockholders.

    A classified board might also be seen as an impediment to a potential takeover of the company's stock at a premium price. With the inability to replace a majority of the board at one annual meeting, an outside suitor might be reluctant to make an offer in the first place.

    I believe that concerns expressed by companies with classified boards that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by stockholders, are unfounded. In my view, in the unlikely event that stockholders vote to replace all directors this decision would express stockholder dissatisfaction with the incumbent directors and reflect the need for change.

                 I URGE YOUR SUPPORT. VOTE FOR THIS RESOLUTION.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE AGAINST THIS RESOLUTION FOR THE FOLLOWING REASONS:

    Nash Finch's classified board structure was adopted in 1983, with the approval of its stockholders. The Board of Directors believes that, contrary to the argument made in this stockholder proposal, the present classified board is in the best interests of Nash Finch's stockholders.

    Any board, whether elected annually or in staggered, three-year terms, must be primarily responsible to the stockholders and accountable for the actions of management. To accomplish this, the board must have experience in a number of disciplines, must have knowledge of the company's business and personnel, and must be independent of conflicts that could affect judgment. Importantly, the board must also be organized to carry out its responsibilities independent of management. The Board of Directors believes that these issues of corporate governance are better handled by a classified board, and that the continuity of directors is important not only to the functioning of the board itself, but also to its oversight and other committees. Also, the Board of Directors believes that a classified board structure allows individual directors to challenge and address important matters without an annual concern for having to be nominated for re-election.

    Over the last several years, Nash Finch has materially changed the makeup of the Board of Directors and conscientiously strives to improve board performance by maintaining the highest standards of corporate governance and recommended best practices. The Chief Executive Officer is the only management member on the Board of Directors, and the Board Chair is neither a current nor former employee of Nash Finch. Of the remaining nine directors, only two are retired officers of Nash Finch; the others are independent directors having a wide range of directly relevant industry and other experience.

    The Board of Directors is organized into three standing committees--Audit, Compensation and Nominating--and forms special committees to handle other issues. Independent directors chair each committee, and these committee chairs meet regularly with the Board Chair to assess board issues. A director must now be paid half of his or her annual retainer compensation in Common Stock, thereby further aligning the interests of directors with those of stockholders generally. The Board of Directors meets on a regular basis six times each year, and each of the standing committees met at least four times in 1998. In total, the Board met eight times in 1998, and there were 27 standing and special committee meetings.

    This stockholder proposal argues that Nash Finch's classified board structure maintains the incumbency of the current Board of Directors and, therefore, of current management, thereby in turn limiting management's accountability to stockholders. This premise has merit only if directors were beholden to management for their position. The Nominating Committee of the Board of Directors, comprised of independent directors, identifies candidates for election as directors and makes its recommendations to the Board of Directors, thereby eliminating management control of the director selection process. In addition, in the past year, Nash Finch has made significant management changes, including a new Chief Executive Officer who was selected, and elected, by the Board of Directors.

    This stockholder proposal argues that an annual election of directors allows stockholders an opportunity to register their views on the Board of Directors' performance, both individually and collectively. The merit of this argument is dubious. Stockholders can show their displeasure now, in addition to normal communications vehicles, by voting against those directors standing for election or by nominating their own candidates for election. Any of these measures would have a significant effect, irrespective of board structure.

    This stockholder proposal argues that a classified board might also be seen as an impediment to a potential takeover of a company's stock at a premium price. There is little evidence in the history of hostile takeovers to show that a classified board would deter a viable bidder from offering to acquire control of a company at a premium acceptable to its stockholders. On the other hand, the absence of a classified board may increase a company's vulnerability to takeover tactics that could result in a change of control at a lower premium.

    In summary, the Board of Directors believes that continuance of its classified board structure-- allowing increased emphasis on board governance issues and management oversight--should be retained.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS STOCKHOLDER PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THIS STOCKHOLDER PROPOSAL UNLESS OTHERWISE SPECIFIED BY THE STOCKHOLDER IN THE PROXY.

                           STOCKHOLDER PROPOSAL NO. 2

    Charles Miller, 23 Park Circle, Great Neck, NY 11024, the beneficial owner of 125 shares of Common Stock, has notified Nash Finch of his intention to introduce the following proposal at the Annual Meeting. Mr. Miller's proposed resolution and supporting statement, for which the Board of Directors and Nash Finch accept no responsibility, are set forth below. THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL FOR THE REASONS STATED FOLLOWING THE PROPOSAL.

                           MAXIMIZE VALUE RESOLUTION

    Resolved that the shareholders of Nash Finch Company Corporation [sic] urge the Nash Finch Company Board of Directors to arrange for the prompt sale of Nash Finch Company to the highest bidder.

    The purpose of the Maximize Value Resolution is to give all Nash Finch Company shareholders the opportunity to send a message to the Nash Finch Company Board that they support the prompt sale of Nash Finch Company to the highest bidder. A strong and or majority vote by the shareholders would indicate to the board the displeasure felt by the shareholders of the shareholder returns over many years and the drastic action that should be taken. Even if it is approved by the majority of the Nash Finch Company shares represented and entitled to vote at the annual meeting, the Maximize Value Resolution will not be binding on the Nash Finch Company Board. The proponent however believes that if this resolution receives substantial support from the shareholders, the board may choose to carry out the request set forth in the resolution: [sic]

    The prompt auction of Nash Finch Company should be accomplished by any appropriate process the board chooses to adopt including a sale to the highest bidder whether in cash, stock, or a combination of both. It is expected that the board will uphold its fiduciary duties to the utmost during the process.

    The proponent further believes that if the resolution is adopted, the management and the board will interpret such adoption as a message from the company's stockholders that it is no longer acceptable for the board to continue with its current management plan and strategies.

                 I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE AGAINST THIS RESOLUTION FOR THE FOLLOWING REASONS:

    The Board of Directors strongly believes that an auction sale of Nash Finch to the highest bidder would be contrary to the notion of the maximization of value as expressed by this stockholder proposal, and would be detrimental to existing stockholders. This stockholder proposal, in its identical form, was proposed at the 1998 Annual Meeting and was soundly defeated, with 90% of the shares voted on the proposal having been voted AGAINST it.

    Although this stockholder proposal is unchanged in language and form from that submitted last year, the Board of Directors and management have taken significant steps, since the 1998 Annual Meeting, to identify what must be changed in the strategic plans, organization, business and operations of Nash Finch and to begin taking action to effect those changes. The statements made in the 1998 Annual Report by Nash Finch's new Chief Executive Officer, Ron Marshall, and by the Board Chair, Donald R. Miller, encapsulate what has been done, the challenges ahead and the opportunities for creating maximum value for Nash Finch's stockholders.

    The Board of Directors is fully cognizant of its fiduciary duties and responsibilities to the stockholders, and remains committed to maximizing the value of Nash Finch for the benefit of all its stockholders. The Board continues to believe, however, that approval of this stockholder proposal would cause uncertainty regarding Nash Finch's future and undermine the confidence of customers, employees and vendors in Nash Finch, thereby having a negative effect on the ability of the Board and management to implement strategies that will maximize stockholder value.

    The food wholesale and retail industry continues to consolidate. Although the continuance of that trend could ultimately result in Nash Finch being part of a larger entity, the Board of Directors believes that consideration of that possibility is certainly not appropriate at this time. The job of the Board of Directors and management now, and for the future, is to substantially improve Nash Finch's performance, to add substantial stockholder value, and to improve Nash Finch's position in the industry as the consolidation trend continues.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS STOCKHOLDER PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THIS STOCKHOLDER PROPOSAL UNLESS OTHERWISE SPECIFIED BY THE STOCKHOLDER IN THE PROXY.

                                 MISCELLANEOUS

    The Board of Directors is not aware of any other matters which may be presented to the stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment or adjournments thereof, it is the intention of the persons named on the proxy card to vote such proxies in accordance with their best judgment on such matters.

    The cost of soliciting proxies will be borne by Nash Finch. Directors, officers and regular employees of Nash Finch may, without compensation other than their regular compensation, solicit proxies by mail, telephone, facsimile or other electronic transmission, or personal interview. Nash Finch may reimburse brokerage firms and others for their expense in forwarding proxy materials to the beneficial owners of Common Stock.

    All stockholders who do not expect to attend the Annual Meeting, are urged to execute and return the enclosed proxy card promptly.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          NORMAN R. SOLAND
                                          SR. VICE PRESIDENT, SECRETARY
                                            AND GENERAL COUNSEL

April 9, 1999
Minneapolis, Minnesota

                                    [LOGO]

                         ANNUAL MEETING OF STOCKHOLDERS
                             Tuesday, May 11, 1999


[LOGO]
7600 FRANCE AVENUE SOUTH, P.O. BOX 355
MINNEAPOLIS, MN 55440-0355                                                 PROXY
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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL
MEETING ON MAY 11, 1999.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2 AND "AGAINST" ITEMS 3 AND 4.

By signing the proxy, you revoke all prior proxies and appoint John H. Grunewald, Ron Marshall and Robert F. Nash, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.




                       SEE REVERSE FOR VOTING INSTRUCTIONS

                                PLEASE DETACH HERE


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2, AND AGAINST ITEMS 3 AND 4.

1.  Election of directors:

    01 Carole F. Bitter      02 Richard A. Fisher
    03 John H. Grunewald     04 William R. Voss

    / / Vote FOR     / / Vote WITHHELD
    all nominees         from all nominees


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

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2.  Proposal to adopt the 1999 Employee Stock Purchase Plan.
                      / / For  / / Against  / / Abstain

3.  Stockholder proposal concerning the annual election of directors.
                      / / For  / / Against  / / Abstain

4. Stockholder proposal concerning sale of Nash Finch Company to the highest bidder.
                      / / For  / / Against  / / Abstain

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO
DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 AND 2, AND AGAINST ITEMS 3 AND 4.

Address Change? Mark Box  / /
Indicate changes below:

                                           Date: ___________________________

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                                       Signature(s) in Box
                                       (If there are co-owners both must sign)

The signature(s) should be exactly as the name(s) appear printed to the left. If a corporation, please sign the corporation name in full by a duly authorized officer and indicate the office of the signer. When signing as executor, administrator, fiduciary, attorney, trustee or guardian, or as custodian for a minor, please give full title as such. If a partnership, sign in the partnership name.

                               NASH-FINCH COMPANY
                        1999 EMPLOYEE STOCK PURCHASE PLAN


1.   PURPOSE.

          The purpose of this 1999 Employee Stock Purchase Plan (the "Plan") is to advance the interests of Nash-Finch Company ("the Company") and its stockholders by allowing eligible employees of the Company and its Participating Subsidiaries to use payroll deductions to acquire shares of the Company's Common Stock on favorable terms. The Company intends that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. Accordingly, provisions of the Plan will be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

2.   DEFINITIONS.

          2.1 "BOARD" means the Board of Directors of the Company.

          2.2 "CHANGE IN CONTROL" means an event described in Section 9.1 of the Plan.

          2.3 "CODE" means the Internal Revenue Code of 1986, as amended.

          2.4 "COMMITTEE" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

          2.5 "COMMON STOCK" means the common stock, par value $1.66-2/3 per share, of the Company, or the number and kind of shares of stock or other securities into which such common stock may be changed in accordance with
Section 4.3 of the Plan.

          2.6 "COMPENSATION" means all gross cash compensation (including wage, salary, incentive, bonus and overtime earnings) paid by the Company or any Participating Subsidiary to a Participant, including amounts that would have constituted compensation but for a Participant's election to defer or reduce compensation pursuant to any deferred compensation, cafeteria, capital accumulation or any other similar plan of the Company; provided, however, that the Committee, in its sole discretion, may expand or limit the amounts that will be deemed compensation for purposes of the Plan in such manner as it deems appropriate.

          2.7 "ELIGIBLE EMPLOYEE" means any employee of the Company or a Participating Subsidiary (other than an employee whose customary employment with the Company or a Participating Subsidiary is for 20 hours or less per week or five months or less per calendar year) who, with respect to any Offering Period, has been continuously employed by the Company or a Participating Subsidiary for at least three months prior to the Offering Commencement Date for such Offering Period. With respect to a Subsidiary that has been acquired by the Company and designated as a Participating Subsidiary or a Subsidiary that is otherwise subsequently designated by the Committee as a Participating Subsidiary, the period of employment of employees of such Participating Subsidiary occurring prior to the time of such acquisition or designation will be included for purposes of determining whether an employee has been employed for the requisite period of time under the Plan.

          2.8 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          2.9 "FAIR MARKET VALUE" means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) (a) the mean between the reported high and low sale prices of the Common Stock if the Common Stock is listed, admitted to unlisted trading privileges or reported on any foreign or national securities exchange or on the Nasdaq National Market or an equivalent foreign market on which sale prices are reported; (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported, the closing bid price as reported by the Nasdaq SmallCap Market, OTC Bulletin Board, National Quotation Bureau, Inc. or other comparable service; or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

          2.10 "OFFERING COMMENCEMENT DATE" means the first day of an Offering Period.

          2.11 "OFFERING PERIOD" means any of the offerings to Participants of Options under the Plan, each continuing for six months, as described in Section 6 of the Plan.

          2.12 "OFFERING TERMINATION DATE" means the last day of an Offering Period.

          2.13 "OPTION" means a right to purchase shares of Common Stock granted to a Participant in connection with an Offering Period pursuant to Section 7 of the Plan

          2.14 "OPTION PRICE" means, with respect to any Offering Period, the lower of (a) 85% of the Fair Market Value of one share of Common Stock on the Offering Commencement Date, or (b) 85% of the Fair Market Value of one share of Common Stock on the Offering Termination Date.

          2.15 "PARTICIPANT" means an Eligible Employee who elects to participate in the Plan pursuant to Section 5 of the Plan.

          2.16 "PARTICIPATING SUBSIDIARY" means a Subsidiary that has been designated by the Committee from time to time, in its sole discretion, as a corporation whose Eligible Employees may participate in the Plan.

          2.17 "SECURITIES ACT" means the Securities Act of 1933, as amended.

          2.18 "SUBSIDIARY" means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

          2.19 "TERMINATION OF EMPLOYMENT" means a Participant's complete termination of employment with the Company and all Participating Subsidiaries for any reason, including death, disability or retirement. In the event that a Participant is in the employ of a Participating Subsidiary and the Participating Subsidiary ceases to be a Participating Subsidiary of the Company for any reason, such event will be deemed a termination of employment unless the Participant continues in the employ of the Company or another Participating Subsidiary.

3.   ADMINISTRATION.

          The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act. Such a committee,


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

if established, will act by majority approval of the members (but may also take action with the written consent of all members of such committee), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, "Committee" will refer to the Board or to such a committee, if established. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Participants who are subject to
Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the stockholders of the Company, the participants and their respective successors-in-interest. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

4.   SHARES AVAILABLE FOR ISSUANCE; ADJUSTMENTS FOR CERTAIN EVENTS.

          4.1 MAXIMUM NUMBER OF SHARES AVAILABLE. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 200,000 shares of Common Stock. If the total number of shares of Common Stock that would otherwise be issuable upon the exercise of Options granted pursuant to Section 7 of the Plan on any Offering Termination Date exceeds the number of shares then available for issuance under the Plan, the Committee will make a pro rata allocation of the shares of Common Stock remaining available for issuance under the Plan in as uniform and equitable a manner as it deems appropriate.

          4.2 ACCOUNTING FOR OPTIONS. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Options will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Option that is terminated unexercised will automatically again become available for issuance under the Plan.

          4.3 ADJUSTMENTS TO SHARES AND OPTIONS. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to, and the exercise price of, outstanding Options.

5.   PARTICIPATION; PAYROLL DEDUCTIONS.

          5.1 PARTICIPATION. Participation in the Plan is voluntary and is not a condition of employment. Eligible Employees may elect to participate in the Plan, beginning with the first Offering Period to commence after such person becomes an Eligible Employee, by properly completing a subscription agreement authorizing payroll deductions on the form provided by the Company and filing the participation form with the Company's Human Resources Department not later than the 15th day of the month immediately preceding the Offering Commencement Date of the first Offering Period in


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

which the Participant wishes to participate. An Eligible Employee who elects to participate with respect to an Offering Period will be deemed to have elected to participate in each subsequent Offering Period, unless such Participant properly completes and files a notice of withdrawal form in the manner described in
Section 8.1 of the Plan.

          5.2 LIMITATION ON PARTICIPATION. Notwithstanding any provisions of the Plan to the contrary, an Eligible Employee may not participate in the Plan and will not be granted an Option under the Plan if, immediately after the grant of such Option, such Eligible Employee (or any other person whose stock ownership would be attributed to such Eligible Employee pursuant to Section 424(d) of the
Code) would own stock or options possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of its "parent" or "subsidiary" corporations (within the meaning of Section 424 of the Code).

          5.3 PAYROLL DEDUCTIONS.

              (a) By completing and filing a participation form, a Participant will elect to have payroll deductions made from such Participant's total Compensation in whole percentages from a minimum of 1% to a maximum of 15%, (or such other minimum or maximum percentages as the Committee may from time to time establish); provided, however, that no Participant's payroll deductions may be less than $10.00 per pay period.

              (b) All payroll deductions authorized by a Participant will be credited as of each payday to an account established under the Plan for the Participant. Such account will be solely for bookkeeping purposes, no separate fund, trust or other segregation of such amounts will be established or made and the amounts represented by such account will be held as part of the Company's general assets, usable for any corporate purpose. A Participant may not make any separate cash payment or contribution to such Participant's account. No interest will accrue on amounts held in such accounts under the Plan.

              (c) No increases or decreases in the amount of payroll deductions for a Participant may be made during an Offering Period. A Participant may increase or decrease the amount of his or her payroll deductions under the Plan for subsequent Offering Periods by properly completing an amended participation form and filing it with the Company's Human Resources Department not later than the 15th day of the month immediately preceding the Offering Commencement Date of the Offering Period for which such change in payroll deductions is to be effective.

              (d) A Participant may withdraw from participation in the Plan at any time as provided in Section 8.1 of the Plan.

6.   OFFERING PERIODS.

          Options to purchase shares of Common Stock will be offered to Participants under the Plan through a continuous series of Offering Periods, each continuing for six months, and each of which will commence on January 1 and July 1 of each year, as the case may be, and will terminate on June 30 and December 31 of such year, as the case may be.


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

7.   OPTIONS.

          7.1 GRANT OF OPTIONS. With respect to any Offering Period, each Participant participating in such Offering Period will be granted, by operation of the Plan on the Offering Commencement Date for such Offering Period, an Option to purchase (at the Option Price) as many full shares of Common Stock as such Participant will be able to purchase with the accumulated payroll deductions credited to such Participant's account during such Offering Period plus the balance (if any) carried forward from the Participant's payroll deduction account from the preceding Offering Period.

          7.2 LIMITATIONS ON PURCHASE. Notwithstanding Section 7.1 or any other provision of the Plan to the contrary, the number of shares of Common Stock that may be purchased under the Plan will be limited as follows:

              (a) No Participant may purchase more than 5,000 shares of Common Stock under the Plan in any given Offering Period.

              (b) No Participant may be granted an Option that permits such Participant's right to purchase Common Stock under the Plan and any other "employee stock purchase plans" (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries to accrue (i.e., become exercisable) at a rate that exceeds $25,000 of Fair Market Value of Common Stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time.

          7.3 EXERCISE OF OPTIONS.

              (a) Unless a Participant withdraws from the Plan as provided in
          Section 8.1 of the Plan, the Participant's Option for the purchase of shares of Common Stock granted with respect to an Offering Period will be exercised automatically at the Offering Termination Date of such Offering Period for the purchase of the number of full shares of Common Stock that the accumulated payroll deductions in such Participant's account as of such Offering Termination Date will purchase at the applicable Option Price.

              (b) A Participant may only purchase one or more full shares in connection with the exercise of an Option granted for any Offering Period. The portion of any balance remaining in a Participant's payroll deduction account at the close of business on the Offering Termination Date of any Offering Period that is less than the purchase price of one full share of Common Stock will be carried forward into the Participant's payroll deduction account for the following Offering Period. In no event, however, will the balance carried forward be equal to or greater than the purchase price of one full share of Common Stock on the Offering Termination Date of an Offering Period.

              (c) No Participant (or any person claiming through such Participant) will have any interest in any Common Stock subject to an Option under the Plan until such Option has been exercised, at which point such interest will be limited to the interest of a purchaser of the Common Stock purchased upon such exercise pending the delivery of such Common Stock.

              (d) As promptly as practicable after the Offering Termination Date of each Offering Period, the Company will issue the shares of Common Stock purchased upon exercise of such Participant's Option granted for such Offering Period, registered in the name of the Participant or, if the Participant so directs on his or her Participation Form, in the names of the Participant


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

          and his or her spouse. The Committee may determine, in its sole discretion, the manner of delivery of shares of Common Stock purchased under the Plan, which may be by electronic account entry into new or existing brokerage or other accounts, delivery of physical stock certificates or such other means as the Committee deems appropriate.

8.   WITHDRAWAL FROM PLAN.

          8.1 VOLUNTARY WITHDRAWAL. A Participant may, at any time on or before 4:30 p.m., Minneapolis, Minnesota time on the 15th day of the last month of an Offering Period, terminate his or her participation in the Plan and withdraw all, but not less than all, of the payroll deductions credited to such Participant's account under the Plan by giving written notice to the Company's Human Resources Department. Such notice must state that the Participant wishes to terminate his or her participation in the Plan and request the withdrawal of all of the Participant's payroll deductions held under the Plan. All of the Participant's payroll deductions credited to his or her account will be paid to such Participant as soon as practicable after receipt of the notice of withdrawal, such Participant's Option for such Offering Period will automatically be canceled and will no longer be exercisable, and no further payroll deductions for the purchase of shares of Common Stock under the Plan will be made.

          8.2 TERMINATION OF EMPLOYMENT.

              (a) Upon the Termination of Employment of a Participant at any time, the payroll deductions credited to such Participant's account will be paid to such Participant as soon as practicable after the effective date of such Termination of Employment (or, in the case of death, to the person or persons entitled thereto under Sections 10 and
          11.3 of the Plan), such Participant's Option for the current Offering Period will automatically be canceled and will no longer be exercisable, and no further payroll deductions for the purchase of shares of Common Stock under the Plan will be made.

              (b) Unless the Committee otherwise determines in its sole discretion, a Participant's employment will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Participating Subsidiary for which the Participant provides employment, as determined by the Committee in its sole discretion based upon such records.

          8.3 EFFECT OF WITHDRAWAL. A Participant's withdrawal pursuant to
Section 8.1 of the Plan will not have any effect upon such Participant's eligibility to participate in a subsequent Offering Period (so long as such Participant completes and files a new Participation Form pursuant to Section 5 of the Plan) or in any similar plan that may hereafter be adopted by the Company.

9.   CHANGE IN CONTROL.

          9.1 CHANGE IN CONTROL. For purposes of this Section 9, a "Change in Control" of the Company will mean the following:

              (a) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to any Person (as defined below);

              (b) the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;


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

              (c) any Person, other than a Bona Fide Underwriter (as defined below), becomes after the effective date of the Plan the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (i) 20% or more, but not more than 50%, of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Continuity Directors (as defined below), or (ii) more than 50% of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors);

             (d) a merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to effective time of such merger or consolidation have, solely on account of ownership of securities of the Company at such time, "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective time of such merger or consolidation, of securities of the surviving corporation representing (i) 50% or more, but not more than 80%, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Continuity Directors, or (ii) less than 50% of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors); or

              (e) the Continuity Directors cease for any reason to constitute at least a majority of the Board.

          9.2 CHANGE IN CONTROL DEFINITIONS. For purposes of this Section 9:

              (a) "Continuity Director" means any individual who was a member of the Board on the effective date of the Plan, while he or she is a member of the Board, and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors who are Continuity Directors (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director without objection to such nomination). For example, assuming that seven individuals comprise the entire Board as of the effective date of the Plan, if a majority of such individuals approved a proxy statement in which two different individuals were nominated to replace two of the individuals who were members of the Board as of the effective date of the Plan, these two newly elected directors would join the remaining five directors who were members of the Board as of the effective date of the Plan as Continuity Directors. Similarly, if subsequently a majority of these directors approved a proxy statement in which three different individuals were nominated to replace three other directors who were members of the Board as of the effective date of the Plan, these three newly elected directors would also become, along with the other four directors, Continuity Directors. Individuals subsequently joining the Board could become Continuity Directors under the principles reflected in this example.

              (b) "Bona Fide Underwriter" means a Person engaged in business as an underwriter of securities that acquires securities of the Company from the Company through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.


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

              (c) "Person" means any individual, corporation, partnership, group, association or other "person," as such term is used in Section 13(d) or Section 14(d) of the Exchange Act, other than the Company, any affiliate or any benefit plan sponsored by the Company or any affiliate. For this purpose, an affiliate is (i) any corporation at least a majority of whose outstanding securities ordinarily having the right to vote at elections of directors is owned directly or indirectly by the Company or (ii) any other form of business entity in which the Company, by virtue of a direct or indirect ownership interest, has the right to elect a majority of the members of such entity's governing body.

          9.3 ADJUSTMENT OF OFFERING PERIOD. Without limiting the authority of the Committee under Sections 3, 4.3 and 13 of the Plan, if a Change in Control of the Company occurs, the Committee, in its sole discretion, may (a) accelerate the Offering Termination Date of the then current Offering Period and provide for the exercise of Options thereunder by Participants in accordance with
Section 7.3 of the Plan, or (b) accelerate the Offering Termination Date of the then current Offering Period and provide that all payroll deductions credited to the accounts of Participants will be paid to Participants as soon as practicable after such Offering Termination Date and that all Options for such Offering Period will automatically be canceled and will no longer be exercisable.

10.  DESIGNATION OF BENEFICIARY.

          A Participant may file with the Company's Human Resources Department a written designation of a beneficiary who is to receive shares of Common Stock and cash, if any, under the Plan in the event of such Participant's death prior to delivery of such shares or cash to such Participant. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company's Human Resources Department. In the event of the death of a Participant in the absence of a valid designation of a beneficiary who is living at the time of such Participant's death, (a) the Company will deliver such shares of Common Stock and cash to the executor or administrator of the estate of the Participant, or (b) if to the Company's knowledge no such executor or administrator has been appointed, the Company, in its sole discretion, may deliver such shares of Common Stock and cash to the spouse or to any one or more dependents or relatives of the Participant or, if no spouse, dependent or relative is known to the Company, to such other person as the Company may designate.

11.  RIGHTS OF ELIGIBLE EMPLOYEES AND PARTICIPANTS; TRANSFERABILITY.

          11.1 NO RIGHT TO EMPLOYMENT. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Participating Subsidiary to terminate the employment of any Eligible Employee or Participant at any time, nor confer upon any Eligible Employee or Participant any right to continue in the employ of the Company or any Participating Subsidiary.

          11.2 RIGHTS AS A SHAREHOLDER. As a holder of an Option under the Plan, a Participant will have no rights as a shareholder unless and until such Option is exercised and the Participant becomes the holder of record of shares of Common Stock. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to Options as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its sole discretion.

          11.3 RESTRICTIONS ON TRANSFER. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an Option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 10 of the Plan) by the Participant. Any such


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

attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 8.1 of the Plan. During his or her lifetime, a Participant's Option to purchase shares of Common Stock under the Plan is exercisable only by such Participant.

12.  SECURITIES LAW AND OTHER RESTRICTIONS.

          Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under the Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Options granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

13.  AMENDMENT OR TERMINATION.

          The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Options under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Section 423 of the Code or the rules of any stock exchange or Nasdaq or similar regulatory body. Upon termination of the Plan, the Committee, in its sole discretion, may take any of the actions described in Section 9.3 of the Plan.

14.  EFFECTIVE DATE OF PLAN.

          The Plan will be effective as of February 17, 1999, the date it was adopted by the Board. The Plan will terminate at midnight on December 31, 2008 and may be terminated prior to such time by Board action, and no Option will be granted after such termination. The Plan has been adopted by the Board subject to stockholder approval.

15.  MISCELLANEOUS.

          15.1 GOVERNING LAW. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

          15.2 SUCCESSORS AND ASSIGNS. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

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